FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

AUG 3 1 1992

CHERYL A. LAU SECRETARY OF STATE

No. 9449-92

FILING FEE: $125.00 K.K.
RECEIPT #C 56348
STATE AGENT & TRANSFER
P.O. BOX 2152
3276 KITCHEN DRIVE
CARSON CITY, NEVADA 89701

ARTICLES OF INCORPORATION

OF

THE $5 COMPUTER SOFTWARE STORE

The undersigned, desiring to form a corporation for profit under the General Corporation Law of Nevada, does hereby certify:

FIRST: The name of the corporation shall be The $5 Computer Software Store.

SECOND: The name of the natural person or corporation designated as the Corporation's resident agent is State Agent and Transfer Syndicate, whose address is 3276 Kitchen Drive, Carson City Nevada 89701.

THIRD: The purpose for which the corporation is formed is to engage in any lawful activity.

FOURTH: The maximum number of shares of all classes which the Corporation is authorized to have outstanding is sixty million (60,000,000) shares, consisting of fifty million (50,000,000) shares of Common Stock, all par value $.001, and ten million (10,000,000) shares of Preferred Stock, all par value $.001. The holders of Preferred Stock shall have such rights, preferences, and privileges as may be determined, prior to the issuance of such shares, by the Board of Directors.

FIFTH: The members of the governing body shall be styled directors and the initial number of directors shall be not less than 3. The name and office addresses of the first Board of Directors, to serve until their successors are elected and qualified, are as follows:

Arthur Tendler, 951 Calle Negocio, San Clemente, California 92673,

Mar-Jeanne Tendler, 951 Calle Negocio, San Clemente, California 92673, and

Bruce Allen Gilgen, 951 Calle Negocio, San Clemente, California 92673.

The number of directors may be increased or decreased (but not less than one) pursuant to the provisions of the corporation's bylaws and Chapter 78 of the Nevada Revised Statutes.

SIXTH: No capital stock issued by the corporation shall be assessable following payment of the subscription price or par value therefor.

SEVENTH: The corporation shall have perpetual existence.

EIGHTH: The incorporator and his post office address is as follow: John Hand, 981 Calle Amanecer, San Clemente California 92672

NINTH: Every person who was or is a party or is threatened to be a party to or is involved

IN WITNESS WHEREOF, the parties hereto have caused these Articles and Agreement of Merger to be executed on behalf of the Constituent Corporations as of the day and year first above written.

THE $5 COMPUTER SOFTWARE STORE — THE $5 COMPUTER SOFTWARE STORE, INC.

a Nevada corporation — a Utah corporation

By: ______________________
Arthur Tendler
President

By: ______________________
Arthur Tendler
President

And: ______________________
Bruce Allen "Gil" Gilgen
Secretary

And: ______________________
Bruce Allen "Gil" Gilgen
Secretary

STATE OF CALIFORNIA)
) ss.
COUNTY OF ORANGE)

On September 1, 1992, before me, the undersigned, a Notary Public in and for said County and State, personally appeared Arthur Tendler, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument as the President of The $5 Computer Softw... Store, the corporation therein named, and acknowledged to me that such corporation executed the within instrument pursuant to its bylaws or a resolution of its board of directors.

WITNESS my hand and official seal.

[Seal] OFFICIAL SEAL KIMBERLY PETERSON Notary Public-California ORANGE COUNTY My Commission Expires November 8, 1994

Kimberly Peterson

OFFICIAL SEAL KIMBERLY PETERSON Notary Public-California ORANGE COUNTY My Commission Expires November 8, 1994

STATE OF CALIFORNIA)
) ss.
COUNTY OF ORANGE)

On September 1, 1992, before me, the undersigned, a Notary Public in and for said County and State, personally appeared Bruce Allen "Gil" Gilgen, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument as the Secretary of The $5 Computer Software Store, the corporation therein named, and acknowledged to me that such corporation executed the within instrument pursuant to its bylaws or a resolution of its board of directors.

RECEIVED
SEP 03 1992

WITNESS my hand and official seal.

Kimberly Peterson

[Seal] OFFICIAL SEAL KIMBERLY PETERSON Notary Public-California ORANGE COUNTY My Commission Expires November 8, 1994

FILING FEE: $75.00 C57004 PI
STATE AGENT & TRANSFER SYNDICAT
P.O. BOX 2152
CARSON CITY, NV 89702

ARTICLES AND AGREEMENT OF MERGER

THESE ARTICLES AND AGREEMENT OF MERGER, dated as of September 1, 1992, are entered into by and between The $5 Computer Software Store, a Nevada corporation ("$5 Nevada"), and The $5 Computer Software Store, Inc., a Utah corporation ("$5 Utah"), such corporations being hereinafter collectively referred to as the "Constituent Corporations." $5 Nevada is sometimes hereinafter referred to as the "Surviving Corporation."

RECITALS

A. $5 Utah is a Utah corporation authorized to issue (i) 50,000,000 shares of common stock $.001 par value (the "$5 Utah Common Stock"), of which 5,263,158 shares are issued and outstanding at the date hereof and which is the only class of stock entitled to vote on these Articles and Agreement of Merger having a total of 5,263,158 votes.

B. $5 Nevada is a Nevada corporation authorized to issue (i) 50,000,000 shares of common stock, $.001 par value (the "$5 Nevada Common Stock"), of which one share is issued and outstanding as of the date hereof, and (ii) 10,000,000 shares of Preferred Stock, $.001 par value, of which no shares are issued and outstanding as of the date hereof.

C. $5 Utah owns all of the capital stock of $5 Nevada, being no less than 90% of the outstanding voting stock of $5 Nevada.

D. The respective Boards of Directors of each of the Constituent Corporations deem it advisable and in the best interests of the respective corporations and their respective shareholders that $5 Utah be merged with and into $5 Nevada on the terms and conditions hereinafter set forth in accordance with the provisions of Section 16-10a-1104 of the Utah Business Corporation Act and Sections 78.451 to 78.458 inclusive and Section 78.461 of the Nevada General Corporation Law.

E. On August 31, 1992, the Board of Directors of $5 Utah adopted the following resolution, which resolution has not been amended or revoked and is in full force and effect as of the date hereof.

> RESOLVED, that the Corporation merge with and into $5 Nevada, with $5 Nevada being the surviving corporation, pursuant to Articles and Agreement of Merger to be executed and acknowledged by the Corporation . . ..

F. The merger of $5 Utah into $5 Nevada was approved by persons indisputably holding and voting 4,500,000 of the 5,263,158 outstanding shares of common stock, which is the only class of stock outstanding, no votes being cast in opposition, which affirmative vote cast was sufficient for approval of the merger by holders of common stock, acting by consent action in accordance with Section 16-10a-704 of the Utah Business Corporation Act.

G. By execution and acknowledgement of these Articles and Agreement of Merger, the merger of $5 Utah with and into $5 Nevada has been approved, adopted, certified, executed and acknowledged in accordance with the Utah Business Corporation Act.

H. On September 1, 1992, the Board of Directors and the sole shareholder of $5 Nevada adopted the following resolution, which resolution has not been amended or revoked and is in full force and effect as of the date hereof, and which resolution constitutes all approval required for the merger of $5 Utah with and into $5 Nevada under Sections 78.451 to 78.458 inclusive and Section 78.461 of the Nevada General Corporation Law:

> RESOLVED, that the Corporation's parent, a Utah corporation, merge with and into the Corporation, with the Corporation being the surviving corporation, pursuant to Articles and Agreement of Merger to be executed and acknowledged by the Corporation . . ."

I. By execution and acknowledgement of this Agreement of Merger, the merger of $5 Utah with and into $5 Nevada has been approved, adopted, certified, executed and acknowledged in accordance with the Nevada General Corporation Law.

NOW, THEREFORE, in order to prescribe (a) the terms and conditions of the Merger; (b) the method of carrying the same into effect; (c) the manner and basis of converting and exchanging the shares of $5 Utah's Common Stock into shares of $5 Nevada Common Stock; and (d) such other details and provisions as are deemed necessary or desirable; and in consideration of the foregoing recitals and the agreements, provisions and covenants herein contained, $5 Nevada and $5 Utah hereby agree as follows:

1. **Effective Date**. The Merger shall become effective upon the filing of a copy of these Articles and Agreement of Merger with the Secretary of State of Nevada and Utah, respectively, as required by Section 78.458 of the Nevada General Corporation Law and Section 16-10a-1005 of the Utah Business Corporation Act. The date and time on which the Merger becomes effective is hereinafter referred to as the "Effective Date." The Effective Date complies with the requirements of Section 16-10a-1104(5) of the Utah Business Corporation Act.

2. **Merger**. At the Effective Date, $5 Utah shall merge with and into $5 Nevada with $5 Nevada being the Surviving Corporation and the separate corporate existence of $5 Utah shall cease. The corporate identity, existence, purposes, franchises, powers, rights and immunities of $5 Utah at the Effective Date shall be merged into $5 Nevada which shall be fully vested therewith. $5 Nevada shall be subject to all of the debts and liabilities of $5 Utah as if $5 Nevada has itself incurred them and all rights of creditors and all liens upon the property of each of the Constituent Corporations shall be preserved unimpaired, provided that such liens, if any, upon the property of $5 Utah shall be limited to the property affected thereby immediately prior to the Effective Date.

3. **Certificate of Incorporation.** At the Effective Date, the Certificate of Incorporation of $5 Nevada shall not be amended hereby.

4. **Effect of Merger on Outstanding Shares and Warrants.**

(a) Surviving Corporation. Each share of $5 Nevada Common Stock issued and outstanding immediately prior to the Effective Date of the Merger shall be canceled and cease to be outstanding.

(b) Disappearing Corporation. At the Effective Date, each issued and outstanding share of $5 Utah Common Stock shall be converted into one share of Surviving Corporation Common Stock. No fractional shares shall be issued, but any fractional share shall be rounded to the nearest whole share.

5. **Surrender of Share Certificates.** After the Effective Date, each holder of an outstanding certificate which prior to the Effective Date evidenced $5 Utah Common Stock shall surrender the same, duly endorsed as $5 Nevada may require, to $5 Nevada or its designated agent for cancellation. Thereupon such holder shall receive in exchange therefor a certificate or certificates representing the number of full shares of $5 Nevada Common Stock to which such holder shall be entitled as provided in Section 4(b) hereof and shall also be entitled to receive dividends on each such share of $5 Nevada Common Stock in an amount and to the extent provided in Section 6(a) hereof.

6. **Status of $5 Utah Common Stock After the Effective Date.**

(a) After the Effective Date, until surrendered in accordance with Section 5 hereof, each outstanding certificate which prior to the Effective Date represented shares of $5 Utah Common Stock, shall be deemed for all corporate purposes (subject to the further provision of this Section 6(a)) to evidence $5 Nevada Common Stock in accordance with the terms of this Agreement of Merger. After the Effective Date, there shall be no further registry of transfers on the records of $5 Utah of $5 Utah Common Stock outstanding immediately prior to the Effective Date, and, if certificates representing such shares are presented to $5 Nevada, as the successor of $5 Utah, they shall be canceled, and the holder thereof shall be entitled to receive $5 Nevada Common Stock in accordance with the terms of this Agreement of Merger. No dividends or distributions will be paid to persons entitled to receive certificates for shares of $5 Nevada Common Stock until such persons shall have surrendered their $5 Utah Common Stock certificates in accordance with Section 5 hereof; provided, however, that when such certificates shall have been so surrendered in exchange for shares of $5 Nevada Common Stock, there shall be paid to the holders thereof, but without interest thereon, all dividends and other distributions payable subsequent to and in respect of a record date after the Effective Date on the shares of $5 Nevada Common Stock for which such certificates shall have been so exchanged. Holders of certificates for shares of $5 Utah Common Stock shall not be entitled, as such, to receive any dividends unless and until they have exchanged those certificates for certificates representing shares of $5 Nevada Common Stock as provided herein.

(b) If any certificate of $5 Nevada Common Stock is to be issued in a name other than that in which the certificate for the $5 Utah Common Stock surrendered in exchange is registered, it shall be a condition of such exchange that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall (i) pay any transfer or other taxes required by reason of the issuance of such $5 Nevada Common Stock in any name other than that of the registered holder of the certificates surrendered or (ii) establish to the satisfaction of $5 Nevada or its designated agent that such tax has been paid or is not applicable.

7. **Other Provisions.**

(a) Service of Process. The Surviving Corporation authorizes service of process on it, in connection with any proceeding to enforce any obligation or rights of dissenting shareholders of $5 Utah, or any proceeding based upon a cause of action arising with respect to $5 Utah.

(b) Governing Law; Entire Agreement. These Articles and Agreement of Merger shall be governed by and construed in accordance with the laws of the State of Nevada. These Articles and Agreement of Merger contains the entire agreement of the parties hereto, and supersede any prior written or oral agreements between them concerning the subject matter contained herein.

(c) Counterparts. These Articles and Agreement of Merger may be executed in any number of counterparts and each such counterpart shall be deemed to be an original instrument, but all of such counterparts together shall constitute but one agreement.

(d) Further Assurances. Each Constituent Corporation shall from time to time upon the request of the other Constituent Corporation, execute and deliver and file and record all such documents and instruments and take all such other action as such corporation may request in order to vest or evidence the vesting in $5 Nevada of title to and possession of all rights, properties, assets and business of $5 Utah to the extent provided herein, or otherwise to carry out the full intent and purpose of these Articles and Agreement of Merger.

IN WITNESS WHEREOF, the parties hereto have caused these Articles and Agreement of Merger to be executed on behalf of the Constituent Corporations as of the day and year first above written.

THE $5 COMPUTER SOFTWARE STORE THE $5 COMPUTER SOFTWARE STORE, INC.

a Nevada corporation a Utah corporation

By: ______________________
Arthur Tendler
President

By: ______________________
Arthur Tendler
President

And: ______________________
Bruce Allen "Gil" Gilgen
Secretary

And: ______________________
Bruce Allen "Gil" Gilgen
Secretary

STATE OF CALIFORNIA)
) ss.
COUNTY OF ORANGE)

On September 1, 1992 before me, the undersigned, a Notary Public in and for said County and State, personally appeared Arthur Tendler, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument as the President of The $5 Computer Softw... Store, the corporation therein named, and acknowledged to me that such corporation executed the within instrument pursuant to its bylaws or a resolution of its board of directors.

WITNESS my hand and official seal.

[Seal]

KIMBERLY P...
Notary Public
ORANGE C...
My Commission Expires
November 8, 1994

Kimberly Peterson

OFFICIAL SEAL
KIMBERLY PETERSON
Notary Public-California
ORANGE COUNTY
My Commission Expires
November 8, 1994

STATE OF CALIFORNIA)
) ss.
COUNTY OF ORANGE)

On September 1, 1992 before me, the undersigned, a Notary Public in and for said County and State, personally appeared Bruce Allen "Gil" Gilgen, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument as the Secretary of The $5 Computer Software Store, the corporation therein named, and acknowledged to me that such corporation executed the within instrument pursuant to its bylaws or a resolution of its board of directors.

RECEIVED
SEP 03 1992

WITNESS my hand and official seal.

Kimberly Peterson

[Seal]

OFFICIAL SEAL
KIMBERLY PETERSON
Notary Public-California
ORANGE COUNTY
My Commission Expires
November 8, 1994